Exhibit  10.3

October 1, 2008

Martha B. Steinbock
cc: Robert J. Griesbach
USDA-ARS-OTT
5601 Sunnyside Avenue
Beltsville, MD 20705-5131

RE:  Termination of CRADA 58-3K95-8-1238

Dear Mrs. Steinbock,

According to Article 13 of our Cooperative Research and Development Agreement 58-3K95-8-1238 between USDA/ARS and HepaLife Biosystems, Inc., herewith we provide written notice to terminate the agreement effective November 30, 2008.

We would like to thank you for the very fruitful R&D cooperation over the last years.

Please do not hesitate to contact me if there are further questions.

Sincerely,

HEPALIFE BIOSYSTEMS, INC

/s/ Frank Menzler

Frank Menzler
Chief Executive Officer